UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES
Exhibits

Item 1.01.  Entry into a Material Definitive Agreement.

On August 12, 2011, Flextech Broadband Limited (“Flextech”), a wholly-owned subsidiary of Virgin Media Inc. (“Virgin Media”), entered into a sale and purchase agreement (the “SPA”) and related agreements with Southbank Media Ltd (“Southbank”), a wholly owned subsidiary of Scripps Network Interactive, Inc. (“Scripps”), relating to the sale to Scripps of Virgin Media’s interest in its UKTV joint venture with BBC Worldwide Limited.

Pursuant to the SPA and the related agreements, Flextech and other Virgin Media subsidiaries agreed to sell to Southbank their entire interest in the common and preferred equity, loan stock and other debt of UK Channel Management Limited, UK Gold Holdings Limited, UKTV New Ventures Limited, and UK Programme Distribution Limited for aggregate consideration of approximately £338.5 million (equal to approximately $550 million), which includes approximately £100 million for Southbank’s acquisition of preferred equity, loan stock and other debt of those companies.  The consideration is subject to certain post-closing adjustments.  Flextech presently holds a 50% equity interest in UK Channel Management Limited, UK Gold Holdings Limited and UKTV New Ventures Limited, and a 7.3% equity interest in UK Programme Distribution Limited, each of which is part of the UKTV joint venture.  BBC Worldwide has waived certain pre-emption and other related rights in respect of the transfer of the shares and agreed to certain other matters relating to or connected with the transfer of the debt interests.

Virgin Media Limited, a wholly-owned subsidiary of  Virgin Media,  is also entering into a carriage agreement with UK Channel Management, UK Gold Services Limited and UKTV New Ventures relating to the distribution on Virgin Media’s cable network of standard and high-definition television channels operated by such parties from completion of the transaction contemplated by the SPA. Pursuant to the SPA, Flextech has also agreed to provide certain transitional services to the UKTV joint venture following completion of the transaction.

Completion of the transactions contemplated by the SPA is subject to certain conditions, including approval of the Irish Competition Authority and the expiry of the waiting period pursuant to the Irish Competition Act 2002 and the written approval of the Jersey Competition Regulatory Authority. The parties expect the transaction to close no later than December 21, 2011. If one or both of the regulatory conditions to closing have not been met or waived on or before December 21, 2011, the parties have agreed to use all reasonable endeavors to obtain an extension of BBC Worldwide’s waivers and consents up to and including fifteen business days after February 12, 2012, subject to the additional condition that the terms of the extension of closing are reasonably satisfactory to Flextech. If one or both of the regulatory conditions have not been met or waived by February 12, 2012, any party may terminate the SPA by giving five business days’ written notice to the other parties.  The SPA terminates automatically if the extension is not obtained by February 12, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

As described in Item 1.01 of this Report, the following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description
99.1	Press release, dated August 15, 2011 issued by Virgin Media Inc. and Scripps Networks Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2011	VIRGIN MEDIA INC.

	By:	/s/ Scott Dresser
	Name:	Scott Dresser
	Title:	Secretary